Exhibit 99.1

For Immediate Release: 04/22/2010

Contacts:
For CenturyLink	For Qwest
Analysts and Investors	Analysts and Investors
Tony Davis	Kurt Fawkes
(318) 388-9525	(303) 992-0029
tony.davis@CenturyLink.com	kurt.fawkes@qwest.com

Media	Media
Debra Peterson	Diane Reberger
(913) 323-4881	(303) 992-1662
debra.d.peterson@CenturyLink.com	diane.reberger@qwest.com

CENTURYLINK AND QWEST AGREE TO MERGE

CenturyLink to Become National, Industry-Leading Communications Company with Pro Forma 2009 Revenues of $19.8 Billion

Combined Company to Have Extensive Broadband Capabilities with 173,000-mile Fiber Network

Compelling Choice for Consumer, Business and Wholesale Customers Offering Full Array of Communications Services

Transaction Expected to be Accretive to Free Cash Flow per Share, Excluding Integration Costs, Immediately Following Close of the Transaction

MONROE, La. and DENVER, Co. – April 22, 2010 – CenturyLink (CenturyTel, Inc., NYSE: CTL) and Qwest Communications (NYSE: Q) announced today that their boards of directors have approved a definitive agreement under which CenturyLink will acquire Qwest in a tax-free, stock-for-stock transaction.  Under the terms of the agreement, Qwest shareholders will receive 0.1664 CenturyLink shares for each share of Qwest common stock they own at closing.  Upon closing of the transaction, CenturyLink shareholders are expected to own approximately 50.5 percent and Qwest shareholders are expected to own approximately 49.5 percent of the combined company.

Based on the closing stock price of CenturyLink on April 21, 2010, the per share consideration to be received by Qwest shareholders would be equivalent to $6.02 of CenturyLink stock, which represents a premium to Qwest shareholders of approximately 15 percent over Qwest’s closing stock price on April 21, 2010.  Based on the closing stock price of CenturyLink on April 21, 2010, the transaction reflects an enterprise value of Qwest of approximately $22.4 billion, including the assumption of $11.8 billion of Qwest net debt outstanding as of December 31, 2009.

The parties expect the transaction to be accretive to CenturyLink’s free cash flow per share, excluding integration costs, immediately following the close of the transaction.  Leveraging CenturyLink’s proven integration experience, the transaction is expected to generate annual operating and capital synergies of approximately $625 million when fully recognized over a three- to five-year period following the close of the transaction.

This combination will result in a company whose enterprise business will be a significant contributor to its growth which, along with the consumer business, will allow it to offer innovative broadband products and services over its advanced networks.  As of December 31, 2009, CenturyLink and Qwest served local markets in 37 states with approximately 5 million broadband customers, 17 million access lines, 1,415,000 video subscribers and 850,000 wireless consumers.

Glen F. Post III, CenturyLink’s chief executive officer and president, said, “We believe the combination of CenturyLink’s and Qwest’s employees, assets and service areas will provide us greater scale, scope and expertise and will provide significant benefits for shareholders, customers and our communities.  This combination will enhance our ability to deploy innovative IP products and high-bandwidth services to business customers, expand broadband availability and speed to consumers, and offer superior, differentiated video products.

“The combined company’s highly recognized national network will significantly expand our ability to deliver strategic and customized product and service solutions to our business, wholesale and government customers throughout the country.  In addition, we will still maintain the focus on our local markets through our effective regional operating model and targeted marketing strategies.  We believe shareholders will benefit through their investment in a company that has greater financial resources and flexibility, including a more diversified revenue base and an enhanced competitive position.”

Edward A. Mueller, Qwest’s chairman and chief executive officer, said, “Over the last several years, Qwest has been focused on generating sustainable free cash flow and strengthening the balance sheet, as well as creating innovative approaches to drive efficiency and perfect the customer experience.  We are pleased with the progress we have made and believe that the combined company will be well positioned to win in an increasingly competitive marketplace.

“This transaction is compelling for our shareholders, who will benefit from an immediate premium for their shares, an increase of approximately 50 percent in the annual dividend, and the opportunity to participate in the upside potential of the combined company through their ownership of CenturyLink stock.  We look forward to becoming part of a larger company with a strong financial profile, an industry-leading local and national network, and a shared commitment to customers, employees, communities and shareholders.  We also look forward to maintaining a key presence in Denver.”

Key Benefits of the Transaction

•                  Increased Capabilities: The combination creates a robust, national 173,000-mile fiber network.  With a more diverse mix of offerings, increased scale and stronger product portfolio, the company will be able to reach more customers with a broad range of solutions.

•                  Expanded and Enhanced Competitive Offerings: The company will have the national breadth and local depth to provide a compelling array of broadband products and services including high speed Internet, video entertainment, data hosting and managed services, as well as fiber to cell tower connectivity and other high bandwidth services.  In addition, Qwest Business serves 95 percent of Fortune 500 companies and is one of the three universal service providers for Networx, the largest communications services contract in the world.

•                  Financial Strength and Flexibility: For the 12 months ended December 31, 2009, the combined company would have had pro forma revenues of $19.8 billion, pro forma EBITDA of approximately $8.2 billion, and pro forma free cash flow of approximately $3.4 billion, excluding synergies.  The combined company’s pro forma net leverage would have been 2.2 times EBITDA for the 12 months ended December 31, 2009, including synergies on a full run-rate basis and excluding integration costs.  No new financing or refinancing is required as a result of this transaction.  The combined company’s sound capital structure and significant free cash flow generation are expected to support its ability to take advantage of opportunities that may arise, while continuing to invest in its business, reduce indebtedness and return substantial capital to shareholders.

•                  Significant Synergy Opportunities: The transaction is expected to generate annual operating cost synergies of approximately $575 million, which are expected to be fully realized three to five years following closing.  Key drivers of these synergies include reduction of corporate overhead, elimination of duplicate functions and systems, and increased operational efficiencies.  The transaction also is expected to generate annual capital expenditure synergies of approximately $50 million within the first two years after close.  Based on current expectations, CenturyLink estimates that it will incur approximately $650 to $800 million of operating costs and approximately $150 to $200 million of one-time capital costs to achieve these operational synergies.

Dividend Policy

Each company plans to continue its current dividend policy until the close of the transaction.  Post closing, CenturyLink expects to continue its current dividend for shareholders of the combined company, subject to Board approval.  CenturyLink currently pays an annual dividend of $2.90 per share, which, on an as-converted basis, represents an approximately 50 percent dividend increase for Qwest shareholders.

Management, Board of Directors and Headquarters

The combined company’s senior leadership team is expected to be comprised of executives from both CenturyLink and Qwest, of which the following are being announced today.

•                  William A. Owens will be chairman of the board

•                  Glen F. Post, III will be chief executive officer and president

•                  R. Stewart Ewing, Jr. will be chief financial officer

•                  Karen A. Puckett will be chief operating officer

•                  Christopher K. Ancell will be president of business markets group

Following the close of the transaction, the board of directors of CenturyLink will add four members from the current Qwest board, including Edward A. Mueller, Qwest’s chairman and chief executive officer.

The corporate headquarters of the company will remain in Monroe, La.  The company also will maintain a key operational presence in Denver, including a regional headquarters, the Qwest Business Markets Group, as well as other functions to be determined.

Approvals and Timing

The transaction is subject to regulatory approvals, including expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act as well as approvals from the Federal Communications Commission and certain state public service commissions, along with other customary closing conditions.  The transaction also is subject to the approval of CenturyLink and Qwest shareholders.  The companies anticipate closing this transaction in the first half of 2011.

Advisors

Barclays Capital, Evercore Partners, and J.P. Morgan Securities Inc. acted as financial advisors and Wachtell, Lipton, Rosen & Katz and Jones Walker Waechter Poitevent Carrere & Denegre L.L.P. acted as legal advisors to CenturyLink.  Lazard, Deutsche Bank, and Morgan Stanley & Co. Incorporated acted as financial advisors to Qwest while Skadden, Arps, Slate, Meagher & Flom LLP and Wilmer Cutler Pickering Hale & Dorr LLP acted as legal advisors.

Teleconference and Webcast

CenturyLink and Qwest will host a conference call with the financial community today, April 22, 2010, at 9:30 a.m. EDT / 8:30 a.m. CDT / 7:30 a.m. MDT to discuss this morning’s announcement.  The conference call will be webcast live over CenturyLink’s website at www.CenturyLink.com and over Qwest’s website at investor.qwest.com.  Interested parties also can join the call by dialing (866) 610-1072 (international: (973) 935-2840), and referencing code 69793352, 10 minutes prior to the start of the call.

A digital recording of the call will be available as promptly as practicable and ending May 5, 2010 at 12:00 a.m. EDT.  The replay can be accessed by dialing (800) 642-1687 (international: (706) 645-9291) and referencing code 69793352.  A replay of the call will also be available on the investor relations sections of both companies’ websites.

More information about the transaction is available on centurylinkqwestmerger.com.

About CenturyLink

CenturyLink is a leading provider of high-quality voice, broadband and video services over its advanced communications networks to consumers and businesses in 33 states.  CenturyLink, headquartered in Monroe, La., is an S&P 500 Company and is listed in the Fortune 500 list of America’s largest corporations.  For more information on CenturyLink, visit www.CenturyLink.com.

About Qwest

Customers coast-to-coast turn to Qwest’s industry-leading national fiber-optic network and world-class customer service to meet their communications and entertainment needs.  For residential customers, Qwest offers a new generation of fiber-optic-fast Internet service, high-speed Internet solutions, as well as digital home phone, wireless service available through Verizon Wireless and DIRECTV services.   Qwest is also the choice of 95 percent of Fortune 500 companies, offering a full suite of network, data and voice services for small businesses, large businesses, government agencies and wholesale customers.  Additionally, Qwest participates in Networx, the largest communications services contract in the world, and is recognized as a leader in the network services market by leading technology industry analyst firms.

Forward Looking Statements

Except for the historical and factual information contained herein, the matters set forth in this release, including statements regarding the expected timing and benefits of the acquisition such as efficiencies, cost savings, enhanced revenues, growth potential, market profile and financial strength, and the competitive ability and position of the combined company, and other statements identified by words such as “estimates,” “expects,” “projects,” “plans,” and similar expressions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, many of which are beyond our control.  Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the ability of the parties to timely and successfully receive the required approvals of regulatory agencies and their respective shareholders; the possibility that the anticipated benefits from the acquisition cannot be fully realized or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of Qwest’s operations into CenturyLink will be greater than expected; the ability of the combined company to retain and hire key personnel; the timing, success and overall effects of competition from a wide variety of competitive providers; the risks inherent in rapid technological change; the effects of ongoing changes in the regulation of the communications industry; the ability of the combined company to effectively adjust to changes in the communications industry and to successfully introduce new product or service offerings on a timely and cost-effective basis; any adverse developments in commercial disputes or legal proceedings; the ability of the combined company to utilize net operating losses in amounts projected; changes in our future cash requirements; and other risk factors and cautionary statements as detailed from time to time in each of CenturyLink’s and Qwest’s reports filed with the Securities and Exchange Commission (SEC).  There can be no assurance that the proposed acquisition will in fact be consummated.  You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors nor can we predict the impact of each such factor on the acquisition or the combined company.  You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, CenturyLink and Qwest undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information

CenturyLink and Qwest plan to file a joint proxy statement/prospectus with the SEC. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the joint proxy statement/prospectus, as well as other filings containing information about CenturyLink and Qwest, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, free of charge, by directing a request to CenturyLink, 100 CenturyLink Drive, Monroe, Louisiana 71203, Attention: Corporate Secretary, or to Qwest, 1801 California Street, Denver, Colorado 80202, Attention: Shareholder Relations, 51st Floor. The respective directors and executive officers of CenturyLink and Qwest and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding CenturyLink’s directors and executive officers is available in its proxy statement filed with the SEC by CenturyLink on April 7, 2010, and information regarding Qwest directors and executive officers is available in its proxy statement filed with the SEC by Qwest on March 17, 2010. These documents can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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